FILE NO. 033-30253

                  SECURITIES AND EXCHANGE COMMISSION
                        WASHINGTON, DC   20549

                      AMENDMENT NO. 1 TO FORM S-8

                     REGISTRATION STATEMENT UNDER
                      THE SECURITIES ACT OF 1933


                        Comptek Research, Inc.
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          (Exact name of issuer as specified in its charter)


          New York                                16-0959023
---------------------------------       ------------------------------
(State or other jurisdiction of         (I.R.S. Employer Identification
incorporation or organization)                          No.)


                 2732 Transit Road, Buffalo, New York
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               (Address of Principal Executive Offices)

       Comptek Research, Inc., 1989 Employee Stock Purchase Plan
----------------------------------------------------------------------

                       (Full title of the plan)


                       Christopher A. Head, Esq.
             Executive Vice President and General Counsel
                        Comptek Research, Inc.
           2732 Transit Road, Buffalo, New York  14224-2523
----------------------------------------------------------------------

                (Name and Address of Agent for Service)

                            (716) 677-4070
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     (Telephone Number, Including Area Code, of Agent for Service)


     The purpose of the Post-Effective Amendment No. 1 to Registration Statement No. 33-30253 on Form S-8 ("Registration Statement") is to terminate the Registration Statement and remove from registration certain unsold securities.

      The Registration Statement was filed by Comptek Research, Inc. (the "Company") on July 31, 1989, in connection with the Company's 1989 Employee Stock Purchase Plan (the "1989 Plan"). Effective July 1, 1996, the 1989 Plan was terminated and replaced by the Company's 1996 Employee Stock Purchase Plan (the "1996 Plan"). At the time of termination of the 1989 Plan, 799 shares remained unsold.

                                PART I
                      TERMINATION OF REGISTRATION

       Effective immediately this Post-Effective Amendment No. 1 terminates the Registration Statement on Form S-8 filed by the Company (file no. 33-30253) relating to the Company's 1989 Employee Stock Purchase Plan and hereby removes from registration 799 shares previously registered under the 1989 Plan and remaining unsold.

                              SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Amendment to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Buffalo, State of New York, on the 20th day of November, 1996.

                                   COMPTEK RESEARCH, INC.
                                   (Registrant)

                              By:  /S/John J. Sciuto
                                   -----------------------------------

                                   John J. Sciuto
                                   President and Chief Executive Officer


Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature                     Title                         Date
-----------------        ----------------------    -----------------

                         President and Chief
                         Executive Officer
/S/John J. Sciuto        (principal executive      November 19, 1996
----------------------   officer)
John J. Sciuto

                         Treasurer and Principal
                         Accounting Officer and
/S/Laura L. Benedetti    Principal Financial       November 19, 1996
----------------------   officer)
Laura L. Benedetti


/S/Joseph A. Alutto      Director                  November 19, 1996
----------------------
Joseph A. Alutto


/S/John R. Cummings      Director                  November 19, 1996
----------------------
John R. Cummings


/S/G. Wayne Hawk         Director                  November 19, 1996
----------------------
G. Wayne Hawk


/S/Patrick J. Martin     Director                  November 19, 1996
----------------------
Patrick J. Martin


/S/James D. Morgan       Director                  November 19, 1996
----------------------
James D. Morgan


/S/Henry P. Semmelhack   Director                  Novmeber 19, 1996
----------------------
Henry P. Semmelhack